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                                 EXHIBIT 23(C)


                          CONSENT OF ERNST & YOUNG LLP
                          ----------------------------
                              INDEPENDENT AUDITORS
                              --------------------

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4, No. 33-01439) and related Prospectus of Fort Wayne National Corporation for the registration of shares of its common and preferred stock to be issued in connection with the acquisition of all of the outstanding common and preferred shares of Valley Financial Services, Inc., and to the incorporation by reference therein of our report dated January 16, 1996, with respect to the Consolidated Financial Statements of Fort Wayne National Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                      /s/ ERNST & YOUNG LLP

Fort Wayne, Indiana
April 19, 1996

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